Exhibit 10.29.13

EXECUTION VERSION

AMENDMENT NO. 13 TO

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

THIS AMENDMENT NO. 13 TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”) is made and entered into as of January 31, 2020, by and between Bank of America, N.A. (“Buyer”) and loanDepot.com, LLC (“Seller”). This Amendment amends that certain Amended and Restated Master Repurchase Agreement by and between Buyer and Seller, dated as of July 17, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”).

R E C I T A L S

Buyer and Seller have previously entered into the Agreement pursuant to which Buyer may, from time to time, purchase certain mortgage loans from Seller and Seller agrees to sell certain mortgage loans to Buyer under a master repurchase facility. Buyer and Seller hereby agree that the Agreement shall be amended as more fully provided herein.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.	Amendment. Effective as of January 31, 2020, the Agreement is hereby amended as follows:

(a) Article 4 of the Agreement is hereby amended by adding the following new Section 4.13 immediately following Section 4.12 thereof:

4.13

Alternative Rate. If prior to any Payment Date, Buyer determines in its sole discretion that, by reason of circumstances affecting the relevant market, (i) adequate and reasonable means do not exist for ascertaining One-Month LIBOR, (ii) One-Month LIBOR is no longer in existence, (iii) the administrator of One-Month LIBOR or a Governmental Authority having jurisdiction over Buyer has made a public statement identifying a specific date after which One-Month LIBOR shall no longer be made available or used for determining the interest rate of loans, provided, that, at the time of such statement, there is no successor administrator that is satisfactory to Buyer, that will continue to provide One-Month LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”), or (iv) mortgage loan financing facilities similar to this facility, currently being executed, or that include language similar to that contained in this Section 4.13, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace One-Month LIBOR, Buyer shall give prompt notice thereof to Seller, whereupon the Applicable Pricing Rate from the date specified in such notice, which may be the Scheduled Unavailability Date, for such period, and for all subsequent periods until such notice has been withdrawn by Buyer, shall be an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated mortgage loan financing facilities for such benchmark rates, which adjustment or method for calculating such adjustment shall be published on an information service as selected by Buyer from time to time in its sole discretion and may be periodically updated) (any such rate, a “Successor Rate”). Such Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Buyer, such Successor Rate shall be applied in a manner as otherwise determined by Buyer in its sole discretion. In connection with the implementation of a Successor Rate, Buyer shall have the right to make Successor Rate Conforming Changes, as determined by Buyer in its sole discretion from time to time and, notwithstanding anything to the contrary herein or in any other Principal Agreement, any amendments implementing such Successor Rate Conforming Changes shall become effective without any further action or consent of any other party to this Agreement.

(b) Article 10 of the Agreement is hereby amended by adding the following new Section 10.12 immediately following Section 10.11 thereof:

10.12

Regulation W. Seller shall not, to its actual knowledge, use the proceeds from the transfer of funds from Buyer to Seller to effect transactions with any affiliate (as defined in 12 CFR §223.2 or 12 USC §371c) of Buyer.

(c) Article 14 of the Agreement is hereby amended by deleting Section 14.11 thereof in its entirety and replacing it with the following:

14.11	Notices.

(a)

All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder in writing shall be mailed (first class, return receipt requested and postage prepaid) or delivered in person or by overnight delivery service or by facsimile, addressed to the respective parties hereto at their respective addresses set forth below or, as to any such party, at such other address as may be designated by it in a notice to the other:

If to Seller:             That address set forth in the Transactions Terms Letter

If to Buyer:             Bank of America, N.A. 31303 Agoura Road

Mail Code: CA6-917-02-63

Westlake Village, California 91361

Attention: Adam Gadsby, Managing Director

Telephone: (818) 225-6541

Facsimile: (213) 457-8707

Email: Adam.Gadsby@bofa.com

With copies to:

Bank of America, N.A.

One Bryant Park, 11th Floor

Mail Code: NY1-100-11-01

New York, New York 10036

Attention: Eileen Albus, Director, Mortgage Finance

Telephone: (646) 855-0946

Facsimile: (646) 855-5050

Email: Eileen.Albus@bofa.com

Bank of America, N.A.

One Bryant Park

Mail Code: NY1-100-17-01

New York, New York 10036

Attention: Amie Davis, Assistant General Counsel

Telephone: (646) 855-0183

Facsimile: (704) 409-0337

Email: Amie.Davis@bofa.com

All written notices shall be conclusively deemed to have been properly given or made when duly delivered, if delivered in person or by overnight delivery service, or on the third (3rd) Business Day after being deposited in the mail, if mailed in accordance herewith, or upon transmission by the receiving party of a facsimile confirming receipt, if delivered by facsimile. Notwithstanding the foregoing, any notice of termination shall be deemed effective upon mailing, transmission, or delivery, as the case may be.

(b)

All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder which are not required to be in writing may also be provided electronically either (i) as an electronic mail sent and addressed to the respective parties hereto at their respective electronic mail addresses set forth below, or as to any such party, at such other electronic mail address as may be designated by it in a notice to the other or (ii) with respect to Buyer, via a posting of such notice on Buyer’s customer website(s).

If to Seller:             That email address(es) specified in the Transactions Terms Letter, if any.

If to Buyer:             Eileen.Albus@bofa.com

Amie.Davis@bofa.com

Adam.Gadsby@bofa.com and

Adam.Robitshek@bofa.com

(d) Article 14 of the Agreement is hereby amended by adding the following new Section 14.27 immediately following Section 14.26 thereof:

14.27

ISDA Stay Protocol. Buyer and Seller each (i) confirms that prior to the date hereof it has adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), and (ii) agrees that the terms of the Protocol are incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a “Protocol Covered Agreement” and each party shall be deemed to have the same status as a “Regulated Entity” and/or an “Adhering Party” as applicable to it under the Protocol. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, Buyer and Seller agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Buyer replaced by references to the covered affiliate support provider.

(e) Exhibit A to the Agreement is hereby amended by deleting the definitions of “Applicable Pricing Rate”, “Change of Control” and “One-Month LIBOR” in their respective entireties and replacing them with the following (modified text underlined for review purposes):

Applicable Pricing Rate: With respect to any date of determination, the greater of (i) One-Month LIBOR or a Successor Rate and (ii) 0%. It is understood that the Applicable Pricing Rate shall be adjusted on a daily basis.

Change of Control: Change of Control shall mean any of the following:

(a) any event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Equity Investors, LD Holdings and LD Intermediate, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 51% or more of the equity securities of Seller entitled to vote for members of the board of directors or equivalent governing body of Seller on a fully-diluted basis;

(b) the sale or disposition of all or substantially all of Seller’s assets (or consummation of any transaction, or series of related transactions, having similar effect);

(c) the dissolution or liquidation of Seller;

(d) any transaction or series of related transactions that has the substantial effect of any one or more of the foregoing; or

(e) if Seller is a Delaware limited liability company, Seller enters into any transaction or series of transactions to adopt, file effect or consummate a Division, or otherwise permits any such Division to be adopted, filed, effected or consummated.

One-Month LIBOR: The daily rate per annum (rounded to three (3) decimal places) for one-month U.S. dollar denominated deposits as offered to prime banks in the London interbank market, as published on the Official ICE LIBOR Fixings page by Bloomberg or in the Wall Street Journal as of the date of determination.

(f) Exhibit A of the Agreement is hereby further amended by adding the following definitions in their appropriate alphabetical order:

Delaware LLC Act: Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.

Dividing LLC: A Delaware limited liability company that is effecting a Division pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.

Division: The division of a Dividing LLC into two or more domestic limited liability companies pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.

Protocol: As defined in Section 14.27 of this Agreement.

QFC Stay Rules: The regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

Scheduled Unavailability Date: As defined in Section 4.13 of this Agreement.

Successor Rate: A rate determined by Buyer in accordance with Section 4.13 hereof.

Successor Rate Conforming Changes: With respect to any proposed Successor Rate, any spread adjustments or other conforming changes to the timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of Buyer, to reflect the adoption and implementation of such Successor Rate and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Successor Rate exists, in such other manner of administration as Buyer determines to be necessary in its sole discretion).

(g) Exhibit A to the Agreement is hereby further amended by deleting the definition of “LIBOR Floor” in its entirety and any and all references thereto.

(h) Exhibit K to the Agreement is hereby amended by deleting the references to “Eileen.Albus@baml.com” and “Adam.Gadsby@baml.com” therein and replacing each such reference with “Eileen.Albus@bofa.com” and “Adam.Gasby@bofa.com”, respectively.

(i) Exhibit K to the Agreement is hereby further amended by deleting the address for notices to Seller thereof in its entirety and replacing it with the following:

loanDepot.com, LLC 26642 Towne Centre Drive

Foothill Ranch, California 92610

Attn: Patrick Flanagan, Chief Financial Officer

Email: pflanagan@loandepot.com

Cc: Sheila Mayes - smayes@loandepot.com

(j) Exhibit M to the Agreement is hereby amended by deleting the addressee thereof in its entirety and replacing it with the following:

loanDepot.com, LLC 26642 Towne Centre Drive

Foothill Ranch, California 92610

Attn: Patrick Flanagan, Chief Financial Officer

Email: pflanagan@loandepot.com

Cc: Sheila Mayes - smayes@loandepot.com

2.

No Other Amendments; Conflicts with Previous Amendments. Other than as expressly modified and amended herein, the Agreement shall remain in full force and effect and nothing herein shall affect the rights and remedies of Buyer as provided under the Agreement. To the extent any amendments to the Agreement contained herein conflict with any previous amendments to the Agreement, the amendments contained herein shall control.

3.	Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

4.

Representations. In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents to Buyer that as of the date hereof, after giving effect to this Amendment, (i) Seller is in full compliance with all of the terms and conditions of the Principal Agreements and remains bound by the terms thereof, and (ii) no Potential Default or Event of Default has occurred and is continuing under the Principal Agreements.

5.

Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law which shall govern). All legal actions between or among the parties regarding the Agreement, including, without limitation, legal actions to enforce the Agreement or because of a dispute, breach or default of the Agreement, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions and the parties acknowledge and agree that venue in such courts shall be convenient and appropriate for all purposes.

6.

Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

7.

Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Facsimile signatures shall be deemed valid and binding to the same extent as the original.

[signature page follows]

IN WITNESS WHEREOF, Buyer and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above. Buyer shall have no obligation to honor the terms and conditions of this Amendment if Seller fails to fully execute and return this document to Buyer within three (3) days after the date hereof.

BANK OF AMERICA, N.A.	LOANDEPOT.COM, LLC

By:	By:

Name:	Name:

Title:	Title:

Signature Page to Amendment No. 13 to A&R MRA (BANA/loanDepot)